Exhibit 99.1

Schlumberger-Cameron Merger Receives Chinese Antitrust Approval

Closing set for April 1, 2016

Houston, March 25, 2016—Schlumberger Limited (NYSE: SLB) and Cameron International Corporation (NYSE: CAM) jointly announced today that Chinese Ministry of Commerce (MOFCOM) has cleared their proposed merger without any conditions. MOFCOM approval represents the last major closing condition to the proposed merger. As a result, the parties intend to close their transaction on April 1, 2016.

The closing of the proposed merger remains subject to the satisfaction or waiver of the remaining closing conditions contained in the merger agreement. Until that time, the companies will continue to operate as separate and independent entities and continue to serve their respective customers.

About Schlumberger

Schlumberger Limited is the world’s leading supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry worldwide. Employing more than 95,000 people representing over 140 nationalities and working in more than 85 countries, Schlumberger Limited provides the industry’s widest range of products and services from exploration through production. Schlumberger Limited has principal offices in Paris, Houston, London and The Hague, and reported revenues of $35.47 billion in 2015. For more information, visit www.slb.com.

About Cameron

Cameron is a leading provider of flow equipment products, systems and services to worldwide oil and gas industries.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Neither Schlumberger nor Cameron can give any assurance that such forward-looking statements will prove correct. These statements are subject to, among other things, satisfaction of the remaining closing conditions to the merger and other risk factors that are discussed in Schlumberger’s and Cameron’s most recent Annual Reports on Form 10-K and the definitive proxy statement/prospectus referred to below, as well as each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and neither Schlumberger nor Cameron undertakes any obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Additional Information

In connection with the proposed transaction, Schlumberger has filed with the SEC a registration statement on Form S-4, including Amendment No. 1 thereto, which was declared effective by the SEC on November 16, 2015, and Cameron has filed the definitive proxy statement/prospectus on November 17, 2015. This communication is not a substitute for the definitive proxy statement/prospectus, the registration statement or any other document Schlumberger or Cameron may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN AND THAT MAY BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AS AND WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These materials will be made available to stockholders of Cameron at no expense to them. Investors will be able to obtain free copies of these documents and other documents filed with the SEC by Schlumberger and/or Cameron through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Schlumberger are available free of charge on Schlumberger’s internet website at http://www.slb.com. Copies of the documents filed with the SEC by Cameron are available free of charge on Cameron’s internet website at http://www.c-a-m.com. You may also read and copy any reports, statements and other information filed by Cameron or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

For further information, contact:

Investors

Simon Farrant – Schlumberger Limited, Vice President of Investor Relations

Joy V. Domingo – Schlumberger Limited, Manager of Investor Relations

Office +1 (713) 375-3535

investor-relations@slb.com

Scott Lamb – Cameron, Vice President of Investor Relations

Office +1 (713) 513-3344

scott.lamb@c-a-m.com

Media

Joao Felix – Schlumberger Limited, Director of Corporate Communication

Office:+1 (713) 375 3494

communication@slb.com